Exhibit 99.1

U.S. Bancorp to Acquire BTIG

Bolt-on acquisition to expand markets-based product set and revenues and enhance support for institutional clients

New capabilities – including institutional equity sales and trading, equity capital markets, equity electronic trading, and M&A advisory – to accelerate the company’s existing capital markets momentum

MINNEAPOLIS (January 13, 2026) – U.S. Bancorp (NYSE: USB) announced today that it has entered into a definitive agreement to acquire BTIG, LLC, a financial services firm specializing in investment banking, institutional sales and trading, research and prime brokerage.

“BTIG’s top talent, capabilities and technology will position us for continued capital markets growth and deeper client relationships,” said U.S. Bancorp CEO Gunjan Kedia. “This acquisition will enable both organizations to deliver greater value, innovation and efficiency to the companies and institutions we serve.”

“With a long history of successful collaboration, we are thrilled to join U.S. Bancorp as a means of increasing our collective impact with institutional and corporate clients,” said BTIG CEO Anton LeRoy. “Our clients will continue to enjoy the same level of high-touch service and attention from our committed leadership team, while our employees will benefit from additional resources and new opportunities as part of a leading global financial institution.”

Founded in 2005, BTIG is among the top 10 U.S. brokers for high-touch equity volume executed and has been part of more than 1,275 announced investment banking transactions since 2015. With more than 700 employees, BTIG, LLC and its affiliates operate out of 20 cities throughout the U.S., Europe, Asia and Australia.

Following the transaction, the BTIG leadership team will join U.S. Bancorp and continue to lead the business going forward. LeRoy – a key architect of BTIG’s expansion since joining the firm in 2008 – will remain CEO of BTIG, reporting to Stephen Philipson, Vice Chair and Head of Wealth, Corporate, Commercial and Institutional Banking at U.S. Bancorp. BTIG Co-Founder and Executive Chairman Steven Starker will continue his current day-to-day role of engaging and interacting with BTIG’s largest institutional and corporate clients and driving business development across all departments.

U.S. Bancorp has strategically built a robust capital markets business that has become an important driver of revenue growth. Today, U.S. Bancorp – which serves nearly 90% of the Fortune 1000 – ranks among the top companies in the investment grade bond and syndicated loan markets. The company also has well-established interest rate derivatives and foreign exchange capabilities. In recent years, the capital markets business has expanded into commodities, structured credit and subscription finance. This focus has translated into a capital markets business with approximately $1.4 billion in revenue in the 12 months prior to September 30, 2025, and a compound annual growth rate of 21 percent between 2021 and 2024.

U.S. Bancorp and BTIG have worked closely over the past decade. Since 2014, BTIG has been the company’s equity capital markets referral partner. In 2023, the two began an M&A advisory referral program. The partnership has resulted in many U.S. Bancorp clients experiencing the high-touch service and excellent execution for which BTIG is known.

“BTIG is a world-class firm with talented professionals who align with our unshakable commitment to lasting success and growth for clients,” said Philipson. “BTIG’s addition to U.S. Bancorp is a strategic move to fill key product gaps for our corporate and institutional clients, enabling us to offer a more comprehensive suite of capital markets services. At the same time, BTIG clients will gain access to U.S. Bancorp’s robust financial platform and extensive product set, including investment services, asset management, wealth management and payments.”

“Today marks an exciting new chapter for BTIG,” said Starker. “Joining forces with U.S. Bancorp will allow us to accelerate our growth and further enhance client service. We are energized by the shared vision between our organizations and confident that our combined capabilities will deliver significant value and drive future success.”

Transaction Details

The definitive agreement between U.S. Bancorp and BTIG was signed on January 12, 2026, and the transaction is expected to close in the second quarter of 2026, subject to regulatory approvals and satisfaction of applicable closing conditions. Targeted consideration for the transaction is up to $1 billion, with a target purchase price of $725 million ($362.5 million of cash and 6,600,594 shares of common stock) to be paid at closing. There is up to an additional $275 million of cash consideration payable over three years, subject to achievement of defined performance targets.

The transaction is expected to have negligible 2026 earnings per share impact and decrease U.S. Bancorp’s Common Equity Tier 1 Capital ratio by approximately 12 basis points at the time of closing. The transaction will have no impact to near-term capital return plans. Additional information on the transaction is available on U.S. Bancorp’s Investor Relations site at ir.usbank.com.

BTIG, Goldman Sachs & Co. LLC, and Sheumack GMA are serving as financial advisors for BTIG. Kirkland & Ellis LLP is serving as BTIG’s legal advisor, and Sullivan & Cromwell LLP is serving as legal advisor for U.S. Bancorp.

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Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, any projections or expectations regarding U.S. Bancorp’s proposed acquisition of BTIG, LLC and its affiliates (collectively, “BTIG”) described herein, U.S. Bancorp’s future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.”

Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties: (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed acquisition may not be realized or may take longer than anticipated to be realized, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the proposed acquisition and diversion of management’s attention from ongoing business operations and opportunities, (3) the occurrence of any event that could give rise to the right of one or both of the parties to terminate the definitive purchase agreement, (4) the failure to obtain required regulatory approvals or a delay in obtaining such approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect U.S. Bancorp or the expected benefits of the proposed acquisition), (5) the failure of any of the closing conditions in the definitive purchase agreement to be satisfied on a timely basis or at all, (6) delays in closing the proposed acquisition, (7) the possibility that the proposed acquisition, including the integration of BTIG, may be more costly or difficult to complete than anticipated, (8) the dilution caused by U.S. Bancorp’s issuance of additional shares of its capital stock in connection with the proposed acquisition, and (9) other factors that may affect future results of U.S. Bancorp, including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, litigation, and legislative and regulatory actions and reforms.

For discussion of these and other risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, see the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2024, and subsequent filings with the Securities and Exchange Commission. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

Contacts:

Media: Todd Deutsch

todd.deutsch@usbank.com

Investors: George Andersen

george.andersen@usbank.com

About U.S. Bancorp

U.S. Bancorp, with approximately 70,000 employees and $695 billion in assets as of September 30, 2025, is the parent company of U.S. Bank National Association. Headquartered in Minneapolis, the company serves millions of customers locally, nationally and globally through a diversified mix of businesses, including consumer banking, business banking, commercial banking, institutional banking, payments and wealth management. U.S. Bancorp has been recognized for its approach to digital innovation, community partnerships and customer service, including being named one of the 2025 World’s Most Ethical Companies and one of Fortune’s most admired superregional banks. Learn more at usbank.com/about.

About BTIG

BTIG is a global financial services firm specializing in institutional trading, investment banking, research and related brokerage services. With an extensive global footprint and more than 700 employees, BTIG, LLC and its affiliates operate out of 20 cities throughout the U.S., and in Europe, Asia and Australia. BTIG offers execution, expertise and insights for equities, equity derivatives, ETFs and fixed income, currency and commodities. The firm’s core capabilities include global execution, portfolio, electronic and outsource trading, investment banking, prime brokerage, capital introduction, corporate access, research and strategy, commission management and more.